Exhibit 99.1

Upbound Group, Inc. Announces New Independent Director Molly Langenstein

PLANO, Texas—(BUSINESS WIRE)—Apr. 5, 2024-- Upbound Group, Inc. (the "Company" or "Upbound") (NASDAQ: UPBD), a leading provider of technology-driven, flexible leasing solutions for consumers through its operating brands that include Rent-A-Center® and Acima®, today announced that, effective April 1, 2024, Ms. Molly Langenstein has been appointed to the Upbound Board of Directors (the “Board”) as a new independent director.

Ms. Langenstein is a 30-year retail industry veteran with a proven track record of building multiple successful brands. Her experience and leadership include navigating the evolving digital landscape for consumers and delivering omni-channel experiences. Most recently, Ms. Langenstein served as the Chief Executive Officer and President and a member of the board of directors of Chico’s FAS (“Chico’s”), one of the leading fashion retailers in North America, until Chico’s was acquired by Sycamore Partners in January 2024. Ms. Langenstein joined Chico’s in August 2019 as the company’s President, Apparel Group. She transitioned to the role of CEO and President on June 24, 2020. Before joining Chico’s, she spent nearly three decades at Macy's, Inc., where she was promoted to numerous executive positions with increasing scope and responsibility, including General Business Manager, Ready-to-Wear at Macy's from 2017 to 2019. Prior to that, she served as Chief Private Brands Officer of Macy’s and Bloomingdale’s from 2015 to 2017. Ms. Langenstein served as Executive Vice President of Private Brands for Men’s and Children’s Wear at Macy’s Private Brands from 2013 to 2014. In 2012, she was named Executive Vice President, Group Merchandise Manager of Millennial at Macy’s. Ms. Langenstein received her Bachelor of Science degree in fashion merchandising from Kent State University. Ms. Langenstein has served on the Kent State University Advisory Board since 2017.

“Molly’s extensive leadership delivering omni-channel solutions to consumers in the rapidly changing retail industry, along with her senior executive and prior board experience, will provide a valuable addition to our Board as we continue to implement technology driven solutions to enable our customers to shop when, how and where they want,” said Mitch Fadel, Chief Executive Officer of Upbound. “We are excited to have Molly join our Board and look forward to her insights and contributions to the Company.”

Molly will stand for election to the Board at the Company’s 2024 annual meeting of stockholders with all current directors other than Ms. You.

The Company also announced that current director Ms. Jen You notified Upbound on April 1, 2024 that she has opted not to stand for re-election to the Board at the end of her current term at the Company’s 2024 annual meeting of stockholders so she can dedicate her time to other professional opportunities. “We thank Jen for her many contributions to our Board. We appreciate her time with us and wish her the very best,” said Mr. Fadel.

About Upbound Group, Inc.

Upbound (NASDAQ: UPBD) is an omni-channel platform company committed to elevating financial opportunity for all through innovative, inclusive, and technology-driven financial solutions that address the evolving needs and aspirations of consumers. The Company’s customer-facing operating units include industry-leading brands such as Rent-A-Center® and Acima® that facilitate consumer transactions across a wide range of store-based and digital retail channels, including over 2,400 company branded retail units across the United States, Mexico and Puerto Rico. Upbound is headquartered in Plano, Texas. For additional information about the Company, please visit our website www.Upbound.com.

Forward-Looking Statements

This press release contains forward-looking statements that involve risks and uncertainties. Such forward-looking statements generally can be identified by the use of forward-looking terminology such as "may," "will," "expect," "intend," "could," "estimate," "predict," "continue," "should," "anticipate," "believe," or “confident,” or the negative thereof or variations thereon or similar terminology and including, among others, statements concerning the Company’s growth strategies and initiatives and other future growth opportunities. There can be no assurance that such expectations will occur. The Company's actual future performance could differ materially and adversely from such statements. Factors that could cause or contribute to such differences include the risks detailed from time to time in the Company's reports filed with the Securities and Exchange Commission, including but not limited to, its Annual Report on Form 10-K for the year ended December 31, 2023 and in its subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Except as required by law, the Company is not obligated to publicly release any revisions to these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Investor Contact:

Jeff Chesnut

SVP Strategy & Corporate Development

972-801-1108

jeff.chesnut@upbound.com